Exhibit 99.1

New Residential Investment Corp. Completes Previously Announced Acquisition of Caliber Home Loans, Inc. and Raises Third Quarter 2021 Common Dividend to $0.25

•	New Residential to combine Newrez and Caliber platforms into premier financial services company

•	New Residential declares increased third quarter 2021 common dividend of $0.25 per common share

NEW YORK—(BUSINESS WIRE)—New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) announced today that it completed the previously announced acquisition of Caliber Homes Loans, Inc. (“Caliber”), a leading mortgage originator and servicer. The transaction was initially announced on April 14, 2021.

“The completion of the Caliber acquisition is another significant step in growing a leading mortgage company with tremendous earnings power within New Residential,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “We are very pleased to reach this milestone and officially welcome Caliber into the New Residential family. With this acquisition we have extended our ability to offer a broad spectrum of mortgage products to borrowers throughout their homeownership journey. We expect the combination of Caliber and Newrez to contribute meaningfully to New Residential’s growth in 2021 and beyond.”

Upon close of the acquisition, New Residential intends to bring together the complementary mortgage platforms of Caliber and Newrez LLC (“Newrez”), New Residential’s wholly owned mortgage originator and servicer. The strategic acquisition expands New Residential’s capabilities, products and presence across mortgage origination and servicing. In particular, the acquisition adds approximately $150 billion UPB of MSRs, technological enhancements, exceptional talent, and an extensive local footprint particularly in purchase lending. New Residential expects that the combined company will offer more products across the mortgage spectrum, making it easier for customers and partners to get the solutions best suited for their homeownership goals. On a combined basis, Newrez and Caliber funded approximately $45 billion UPB of volume during the second quarter of 2021 and serviced approximately $465 billion UPB of mortgage loans, ranking their combined performance amongst the Top 5 non-bank leaders in both categories.

Leadership
Following the close of the acquisition, Sanjiv Das and Baron Silverstein will lead the combined platform with Sanjiv Das taking on the role of Chief Executive Officer and Baron Silverstein taking on the role of President and Chief Operating Officer.

Said Mr. Nierenberg, “Sanjiv and Baron each bring robust experience in financial services and consumer lending and have demonstrated track records of success in growing organizations and achieving exceptional results. Their backgrounds, expertise, and styles will serve to create a dynamic and collaborative leadership team unmatched in the market. I look forward to what the combined organization will achieve under their collective leadership.”

Financing
New Residential financed the acquisition through a mix of existing cash and available liquidity on the New Residential and Caliber balance sheets.

Third Quarter Common Dividend
New Residential also announced today that its Board of Directors has declared an increased third quarter 2021 common stock dividend of $0.25 per common share. The third quarter common stock dividend is payable on October 29, 2021 to shareholders of record on October 4, 2021.

Investor Call Details
New Residential will host a conference call at 8:00 A.M. Eastern Time on Tuesday, August 24, 2021 to discuss the acquisition. A supplemental presentation regarding the close of the acquisition will be available at newresi.com/investors. The conference call may be accessed by dialing 1-866-777-2509 (from within the U.S.) or 1-412-317-5413 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Closes Acquisition of Caliber.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10159435/ec3c3ae0ca. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

ABOUT NEW RESIDENTIAL
New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a portfolio of investments and operating businesses. New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments over time. New Residential’s investment portfolio is composed of mortgage servicing related assets, residential securities (and associated called rights) and loans, and consumer loans. New Residential’s investments in operating entities include its mortgage origination and servicing subsidiary, Newrez, and its special servicing division, Shellpoint Mortgage Servicing, as well as investments in affiliated businesses that provide services that are complementary to the origination and servicing businesses and other portfolios of mortgage related assets. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering over $3.7 billion in dividends to shareholders. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

ABOUT NEWREZ
Newrez is a leading mortgage company that combines mortgage origination and servicing to provide a customer-first journey and help our customers make smart moves throughout the lifetime of their mortgage loans. Differentiated by its origination platform, the Company provides customers with unparalleled lending options to purchase and refinance. Its servicing business services loans on behalf of Newrez customers and includes third-party servicing brand, Shellpoint Mortgage Servicing. Founded in 2008, Newrez is headquartered in Fort Washington, Pennsylvania and is a member of the New Residential Investment Corp. family.

ABOUT CALIBER
Caliber is a proven leader in the U.S. mortgage market with a diversified, customer-centric, purchase-focused platform with headquarters in Coppell, Texas. Caliber is an approved Seller/Servicer for both Fannie Mae and Freddie Mac, an approved issuer for Ginnie Mae and is an approved servicer for FHA, VA and the USDA. Caliber carries multiple servicer ratings from Standard & Poor's, Moody's, Fitch and DBRS.

FORWARD-LOOKING STATEMENTS
Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, (i) Caliber’s future performance, including its ability to grow, (ii) statements regarding Caliber’s impact on the Company’s business and future performance, and (iii) statements regarding the future leadership team of the combined mortgage platforms, and their ability to create a dynamic and collaborative leadership team unmatched in the market. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein.

For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts:
New Residential Investor Relations
Kaitlyn Mauritz
Head of Investor Relations
IR@NewResi.com

Newrez Public Relations
Madelyne Moloney
PublicRelations@Newrez.com

Caliber Public Relations
Rob Cushman
PR@CaliberHomeLoans.com